THE SECURITIES EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR CERTAIN STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE SECURITIES ARE SET FORTH IN THIS AGREEMENT.


                             SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT is dated as of November 29, 1999 (the "Agreement") between C3D INC., a corporation organized under the laws of Florida (the "Company"), and MBA-on-Demand, L.L.C., a limited liability company organized under the laws of Texas ("MBA").

                                   BACKGROUND

         WHEREAS, pursuant to that certain Engagement Letter, dated as of May 23, 1999, by and between the Company and MBA and the Business Plan Development Proposal attached thereto (collectively, the "Engagement Letter"), MBA performed services for the Company related to the preparation of the Company's business plan for which the Company agreed to compensate MBA $15,000 in cash and 2,500 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company at a price of $11.50 per share; and

         WHEREAS, as consideration for services rendered pursuant to the Engagement Letter and in accordance with the terms and conditions herein, the Company hereby grants to MBA the Shares.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Engagement Letter and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. SUBSCRIPTION FOR SHARES.

                  MBA hereby subscribes for and shall receive the Shares on the terms and conditions set forth in this Subscription Agreement. The Company is a Florida corporation and trades on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the Symbol "CDDD."

         2. PURCHASE PRICE.

                  The aggregate purchase price for the Shares is $28,750 (the "Purchase Price"), which MBA has tendered in the form of services rendered pursuant to the Engagement Letter.

         3. REPRESENTATIONS AND WARRANTIES AS TO SUITABILITY STANDARDS.

                  MBA hereby represents and warrants that:

                  (a) MBA has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Company;

                  (b) MBA is acquiring the Shares for its own account, not on behalf of other persons, and for investment and not with a view to resale or distribution;

                  (c) MBA can bear the economic risk of losing its entire investment;

                  (d) MBA's overall commitment to investments which are not readily marketable is not disproportionate to MBA's net worth, MBA's investment in the Shares will not cause such overall commitment to become excessive, and the investment is suitable for MBA when viewed in light of its other securities holdings, financial situation and needs;

                  (e) MBA has adequate means of providing for its current needs and personal contingencies;

                  (f) MBA has evaluated all the risks of investment in the Company;

                  (g) MBA has experience in making investment decisions of this type;

                  (h) MBA understands the business in which the Company is to be engaged;

                  (i) MBA otherwise meets any special suitability standards applicable to Texas, MBA's state of incorporation;

         4. TRANSFER RESTRICTIONS.

                  (a) MBA represents that it understands that the sale or transfer of the Shares are severely restricted and that:

                           (i) The Shares have not been registered under the
Securities Act, or the laws of any other jurisdiction. The Shares cannot be sold or transferred by it unless the Shares are subsequently registered under the applicable law or an exemption from registration is available. The Company is not required to register the Shares or to make any exemption from registration available;

                           (ii) The right to sell or transfer any of the Shares
will be restricted as set forth in a legend on the certificate representing the Shares which requires that MBA furnish an opinion of counsel that any proposed sale or transfer by him will not violate applicable securities laws; and

                           (iii) There is presently no public market for the
Shares and MBA may not be able to sell the Shares. Accordingly, MBA must bear the economic risk of his investment for an indefinite period of time.

                  (b) MBA agrees that it will not sell or offer to sell or transfer the Shares or any part thereof or interest therein without registration under the Securities Act and applicable state securities laws or an exemption from such registration.

         5. MBA'S REPRESENTATIONS AND WARRANTIES.

                  MBA represents and warrants that:

                  (a) MBA has received a copy of the Company's registration statement on Form 10 as filed with the SEC (as defined in Section 6(a)) on November 12, 1999 (the "Form 10") and has been furnished with all documents and information regarding the Company which it has requested;

                  (b) MBA has had the opportunity to ask questions of and has received answers from the Company concerning the Company and the Shares and to obtain any additional information necessary to verify the accuracy of the information furnished;

                  (c) MBA has relied only on the foregoing information and documents in determining to make this subscription;

                  (d) Any information furnished by the Company does not constitute investment, accounting, legal or tax advice and MBA is relying on professional advisers for such advice;

                  (e) All documents, records and books pertaining to MBA's investment have been made available for inspection by MBA and by MBA's attorney, and/or accountant and/or representative, and the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at the Company's principal place of business;

                  (f) MBA and its advisors (which advisors do not include the Company or its principals, representatives or counsel) have such knowledge and experience in legal, financial and business matters as to be capable of evaluating the merits and risks of investing in the Company and of making an informed investment decision;

                  (g) MBA recognizes that any investment in the Company involves substantial risk and has evaluated and fully understands such risks in its decision to purchase the Shares hereunder; and

                  (h) MBA understands, acknowledges and agrees that the Company is relying solely upon the representations and warranties made herein in determining to grant MBA the Shares.

         6. REGISTRATION RIGHTS.

                  (a) For purposes of this Section 6:

                           (i) The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (ii) The term "Registrable Securities" means (i) the
Common Stock, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Section 6 are not assigned.

                           (iii) The term "SEC" shall mean the Securities and
Exchange Commission.

                  (b) If at any time after the Form 10 has been declared effective by the SEC the Company proposes to register any of the Common Stock or other equity securities in connection with the public offering of such securities solely for cash (other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales), the Company shall, subject to the provisions of Section 6(d), automatically and without the need for notice from MBA, cause to be registered under the Securities Act all of the Registrable Securities held by MBA; provided that, the Company shall cause the Registrable Securities held by MBA to be registered on or before May 11, 2000 in connection with certain registration rights granted to Wilbro Nominees Limited ("Wilbro") pursuant to that certain Registration Rights Agreement by and between the Company and Wilbro dated November 11, 1999.

                  (c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of MBA that MBA shall, within thirty (30) days of receipt of written notice from the Company, furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of MBA's Registrable Securities.

                  (d) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 6(b) to include any of MBA's securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders).

                  (e) MBA shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

                  (f) MBA hereby agrees that, during the period of duration specified by the Company and an underwriter of the Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                           (i) such agreement shall be applicable only to the
first such registration statement effected by the Company which covers the Common Stock or other securities of the Company to be sold on its behalf to the public in an underwritten offering;

                           (ii) all officers and directors of the Company and
all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements;

                           (iii) such market stand-off time period shall not
exceed one hundred eighty (180) days;

                           (iv) in order to enforce the foregoing covenant, the
Company may impose stop-transfer instructions with respect to the Registrable Securities of Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period; and

                           (v) notwithstanding the foregoing, the obligations
described in this Section 6(f) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

                  (f) MBA shall not be entitled to exercise any right provided for in this Section 6 (a) after one (1) year following the date on which the Form 10 is declared effective by the SEC or (b) at such time following such effective date and for so long as MBA may sell all of its Registrable Securities in any single three (3) month period pursuant to Rule 144 (or such successor rule as may be adopted).

         7. INDEMNIFICATION AND HOLD HARMLESS.

                  MBA and the Company each agrees that if it breaches any agreement, representation or warranty it has made in this Agreement, it agrees to indemnify and hold harmless the other against any claim, liability, loss, damage or expense (including attorneys' fees and other costs of investigating and litigating claims) caused, directly or indirectly, by its breach.

         8. GENERAL.

                  (a) Assignment. MBA's rights in this Agreement may not be assigned, transferred, or otherwise hypothecated, pledged, borrowed upon, used as security for a loan, alienated, or otherwise encumbered without the prior written approval of the Company. Notwithstanding the foregoing, MBA's obligations under this Agreement are binding upon MBA's heirs, representatives, and administrators.

                  (b) Governing Law. This Agreement, and its interpretation and enforcement, shall be governed by the laws of the State of Florida, without regard to the conflicts or choice of law provisions of such State.

                  (c) Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if sent by certified or registered mail, return receipt requested or express overnight courier service, to the party being notified at his or its address specified on the signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing. Copies of all notices shall also be sent simultaneously to Alan L. Zeiger, Esquire, Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103, telecopy:
215-569-5628 and J.S. Wilson, III, Esquire, Wyatt, Tarrant & Combs, Crescent Center, 6075 Poplar Avenue, Suite 650, Memphis, Tennessee 08119-4721, telecopy number (901) 537-1010. Such copies shall not constitute sufficient notice pursuant to this Paragraph 8.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) Delivery by Facsimile. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.


                                  *   *   *

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


                                    C3D INC.


                                    By: /s/ Eugene Levich
                                        --------------------------------------
                                        Eugene Levich
                                        President and Chief Executive Officer

                                    Address:  235 West 76th Street, Suite 8D
                                              New York, NY  10023
                                    Telecopy: 212-580-4021



                                    MBA-ON-DEMAND, L.L.C.


                                    By: /s/ Craig E. Nadel
                                        --------------------------------------
                                        Craig E. Nadel
                                        Principal

                                    Address:  15705 Quorum Dr. Suite 3329
                                              Addison, TX 75001
                                    Telecopy: 972-720-9222